Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

GE Capital International Funding Company Unlimited Company

OFFER TO EXCHANGE ALL OUTSTANDING AND UNREGISTERED

$6,106,952,000 2.342% Senior Notes due 2020

$1,979,425,000 3.373% Senior Notes due 2025

$11,464,668,000 4.418% Senior Notes due 2035

FOR NEWLY-ISSUED, REGISTERED

$6,106,952,000 2.342% Senior Notes due 2020

$1,979,425,000 3.373% Senior Notes due 2025

$11,464,668,000 4.418% Senior Notes due 2035

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used by registered holders of outstanding $6,106,952,000 aggregate principal amount of 2.342% Senior Notes due 2020, $1,979,425,000 aggregate principal amount of 3.373% Senior Notes due 2025 and $11,464,668,000 aggregate principal amount of 4.418% Senior Notes due 2035 (the “Old Notes”) of GE Capital International Funding Company Unlimited Company, formerly GE Capital International Funding Company (the “Company”) who wish to tender their Old Notes in exchange, respectively, for a like principal amount of newly-issued 2.342% Senior Notes due 2020, 3.373% Senior Notes due 2025 and 4.418% Senior Notes due 2035 of the Company registered under the Securities Act of 1933, as amended (collectively, the “New Notes”) pursuant to the exchange offer described in the Prospectus, dated June 3, 2016 (as the same may be amended or supplemented from time to time, the “Prospectus”) if the holder’s Old Notes are not immediately available or if such holder cannot deliver its Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York Mellon (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on July 1, 2016, or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”). This Notice of Guaranteed Delivery or one substantially equivalent hereto may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Agent for the Exchange Offer is:

The Bank of New York Mellon

The Bank of New York Mellon
111 Sanders Creek Parkway

East Syracuse, NY 13057
Attention: Corporate Trust—Reorg Operations

Issuer & Loan Services—Client Service Delivery

Pamela J. Adamo
Reference: GE AB Exchange

(732) 667-9408 Attention: Corporate Trust D- Reorg Operations Issuer & Loan Services—Client Service Delivery Pamela J. Adamo Reference: GE AB Exchange Confirm by Telephone: (315) 414-3317

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged.

DESCRIPTION OF OLD NOTES TENDERED
Name of Tendering Holder	Name and Address of Registered Holder as it appears on the Old Notes (Please print)	Certificate Number(s) for Old Notes Tendered	Principal Amount of Old Notes Tendered

PLEASE SIGN HERE

X		X
X		X
X		X
	Signature(s) of Holder(s)		Date

Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):

Capacity:
Address(es):

☐ The Depository Trust Company (Check if Old Notes will be tendered by book-entry transfer) Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth above, the certificates representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
(Authorized Signature)
Address:	Title:
Name:
(Zip Code)		(Please type or print)
Date:
Area Code and Telephone No.
NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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